UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 21, 2009

POLYMER GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-14330	57-1003983
(Commission File Number)	(IRS Employer Identification No.)

9335 Harris Corners Parkway, Suite 300, Charlotte, North Carolina	28269
(Address of Principal Executive Offices)	(Zip Code)

(704) 697-5100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On December 21, 2009, Polymer Group, Inc. (the “Company”) issued a press release announcing its plans to install new state-of-the-art, custom-designed, spunmelt equipment in the United States and China to serve the hygiene and healthcare marketplaces. Construction associated with the projects is expected to begin early in the first quarter of fiscal 2010.

The Company expects to invest approximately $135 million to $140 million, in aggregate, in the projects.  Funding for the investments is expected to be generated from a combination of internally generated funds and proceeds from financing sources, including an operating lease in the U.S. for up to $50 million.  Subject to execution of an operating lease, the Company expects to recognize capital expenditures of $85 million to $90 million associated with the projects during the 24-month period that includes fiscal years 2010 and 2011.

A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release, dated December 21, 2009, announcing that Polymer Group, Inc. announced its plans to invest in nonwovens technology in U.S. and Asia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMER GROUP, INC.

Date: December 21, 2009	By:	/s/ Dennis E. Norman
Dennis E. Norman
Chief Financial Officer